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                                                                    EXHIBIT 10.9
                             EMPLOYMENT AGREEMENT


     This Employment Agreement is entered into on this --th day of October 1994 by and between Ventura County National Bank (hereinafter referred to as "Bank"), and Carl Raggio (hereinafter referred to as "Executive").

                              W I T N E S S E T H

     WHEREAS, in order to insure the successful management of its business, Bank desires to avail itself of the experience, skills, abilities and knowledge of Executive; and

     WHEREAS, both the Bank and the Executive desire to embody the terms and conditions of Executive's employment in this written agreement which supersedes all prior agreements, whether written or oral; and

     WHEREAS, the employment, the duration thereof, the compensation to be paid to Executive, and other terms and conditions of employment provided in this Agreement were duly fixed, stated, approved and authorized for and on behalf of the Bank by action of its Board of Directors at a meeting held on --------------
- -----, 1994, at which meeting a quorum was present and voted, exclusive of Executive.

     NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions, hereinafter set forth, the sufficiency of which is acknowledged, the parties hereto covenant and agree as follows:

     1.  TERM
         ----

     Upon the approval by the Office of the Comptroller of the Currency, Bank agrees to employ Executive as Executive Vice President and Chief Credit Officer, and Executive hereby accepts employment with Bank, for a period commencing on the date of receipt of all necessary approvals from the Office of the Comptroller of the Currency ("Commencement Date") and shall continue until such time as the employment is terminated pursuant to the provisions of Sections 6 and 7 hereof. This period of employment shall be referred to herein as "the Term".

     2.  DUTIES
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     2.1  Generally.  Executive shall serve as Executive Vice President and
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Chief Credit Officer subject to the powers by law vested in the Board of
Directors of Bank and in Bank's shareholders. Executive shall report directly to the President/Chief Executive Officer of the Bank. During the term of this Employment Agreement, Executive shall perform his duties faithfully, diligently and to the best of his ability, consistent
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with the highest and best standards of the banking industry and in compliance with all applicable laws and the Bank's Articles of Association and Bylaws.

     2.2  Performance.  Executive shall devote substantially his full energies,
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interest, abilities and productive time to the business of the Bank.  Executive shall at all times loyally and conscientiously perform all of these duties and obligations hereunder and shall at all times strictly adhere to and obey, and instruct and require all those working under and with him strictly to adhere and obey, all applicable federal and state laws, statutes, rules and regulations to the end that the Bank shall at all times be in full compliance with such laws, statutes, rules and regulations.

     3.  COMPENSATION AND STOCK OPTIONS
         ------------------------------

     3.1  Operating Period.  During the Term, Executive shall receive an annual
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base salary in the amount of One Hundred Twenty Five Thousand Dollars
($125,000.00) payable in accordance with the normal payroll practices of the Bank. Annual increases are in sole discretion of the Bank.

     3.2  Stock Option.  Executive shall participate in the Bank's stock option
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plan pursuant to the terms and conditions thereof.  Executive shall receive Ten
Thousand (10,000) shares of Ventura County National Bancorp stock pursuant to the terms and conditions of said plan at an exercise price equivalent to the bid price at the close of business on the date of approval by the Office of Comptroller of the Currency.

     4.  EXECUTIVE BENEFITS
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     4.1  Group Medical and Life Insurance Benefits.  The Bank shall provide for
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Executive, at Bank's expense, participation in medical, dental, accident and health, income continuation and life insurance benefits to the same extent that such benefits are available to other executives of Bank.

     4.2  Business Expense.  Executive shall be entitled to reimbursement by the
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Bank for any ordinary and necessary business expenses incurred by Executive in the performance of Executive in the performance of Executive's duties and in acting for the Bank during the Term, which type of expenditures shall be determined by the Board of Directors, provided that:

     (a) Each such expenditure is of a nature qualifying it as a proper deduction on the federal and state income tax returns of the Bank as a business expense and not as deductible compensation to Executive; and

     (b) Executive furnishes to the Bank adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing
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authorities for the substantiation of such expenditures as deductible business expenses of the Bank and not as deductible compensation to Executive.

     4.3  Automobile.  Executive shall receive an automobile allowance in the
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sum of Five Hundred Dollars ($500.00) per month during the term of this agreement.

     4.4  401(k).  Executive shall participate in the Bank's 401(k) Plan subject
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to the terms and conditions thereof.

     4.5  Vacation.  Executive shall be entitled to a vacation each year during
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the Term, which vacation shall be four (4) weeks during the first year of the
Term and such vacation shall accrue at the rate of ----- days for each month of service under this Agreement; provided, however, that each year of the Term, Executive shall be required to and shall take at least two (2) consecutive weeks of said vacation. Any vacation time not used may be accrued for use in future years.

     4.6  Sick Leave and Retirement Benefits.  Executive shall be entitled to
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participate in all Bank sick and retirement policies and plans if otherwise eligible.

     5.  PROPERTY RIGHTS
         ---------------

     5.1  Trade Secrets.  During the Term, Executive may have access to and
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become acquainted with various trade secrets which are owned by the Bank and which may regularly be used in the operation of the Bank. Executive shall not disclose any such trade secrets, directly or indirectly, or use them in any way, during the Term or at any time thereafter, except as required pursuant to the provisions of this Agreement. All such trade secrets, including, but not by way of limitation, any and all files, records, documents, specifications, equipment, customer lists and similar items relating to the business of the Bank, whether prepared by Executive or otherwise coming into Executive's possession, shall remain the exclusive property of the Bank and shall not be removed from the premises of the Bank under any circumstances whatsoever without the written consent of the Board.

     5.2  Other Property.    Under termination of this Agreement, Executive
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shall immediately deliver to the Board any and all property in Executive's possession or under Executive's control belonging to the Bank in good condition, ordinary wear and tear and damage by any cause beyond Executive's reasonable control excepted.

     6.  ADDITIONAL OBLIGATIONS
         ----------------------

     6.1  Covenant Not to Compete.  During the Term, Executive shall not,
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directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer of director, or in any other individual or representative capacity, engage or participate in any business or
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activity that is in any way in competition in any manner whatsoever with the business of the Bank.

     7.  TERMINATION.
         -----------

     Pursuant to the provisions of all applicable federal and state statutes and regulations including California Labor Code Section 2922 it is the specific intent of the Bank and the Executive that the employment shall be "at will", and any and all other provisions of this Agreement to the contrary notwithstanding, Executive's employment hereunder may be terminated as follows:

     7.1  Without Cause.  In the sole and absolute discretion of the Board for
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any cause whatsoever; provided, however, that if such termination occurs during the Term, and is for any cause other than any more particularly described in Sections 7.2 or 7.3 hereof, Executive shall receive severance payment in the amount of six month (6) months of the then current annual salary in full and complete satisfaction of any and all rights other than the right, if any, to exercise any of the stock options vested prior to such termination.

     7.2  Death or Disability.  Upon Executive's death or medical or
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psychological disability whereby Executive is unable to continue his duties hereunder, the employment is terminated. If such termination occurs as a result of such disability, Executive shall receive severance payment in an amount equal to six (6) months of the annual base salary in effect hereunder at the date of such termination in full and complete satisfaction of any and all rights which executive might enjoy hereunder other than the right, if any, to exercise any of the stock options vested prior to such termination.

     7.3  With Cause.  In the event of Executive's willful breach or habitual
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neglect of his duties and obligations under this Agreement, his conviction of a felony or the closing of the Bank under order of the Office of Comptroller of the Currency or any other governmental regulator or competent jurisdiction, in which event Executive shall not be entitled to receive any severance payment.

     7.4  Change in Ownership or Control.  In the event of a Change in ownership
          ------------------------------
or control occurs prior to the Executive's completion of this agreement, the Executive shall receive six (6) months of the then current annual salary in full and complete satisfaction of any and all rights which Executive may enjoy hereunder other than the right, if any, to exercise any of the stack options vested prior to such termination. Change of Ownership shall have occurred on the date when more than fifty percent (50%) of the then outstanding shares of Bank are held by a person or group of persons (whether or not acting in concert) not the holder of more than fifty percent (50%) of the shares on the Commencement Date of this Agreement.
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     7.5  General Release of Claims.  As a material inducement to the Bank to
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enter into this Agreement including payment of six (6) months severance pay as stated in Sections 7.1, 7.2 and 7.4, Executive hereby irrevocably and unconditionally releases, acquits, and forever discharges the Bank and each of the Bank's owners, shareholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, subsidiaries, affiliates (and agents, directors, officers, employees, representatives and attorneys of such divisions, subsidiaries and affiliates), and all persons acting by, through, under or in concert with any of them (collectively "Releasees"), or any of them, from any and all complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, costs, losses, debts and expenses (including attorney's fees and costs actually incurred), of any nature whatsoever, including the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act, known or unknown ("Claim" or "Claims"), which Executive now has, owns, or holds, or claims to have, own or hold, or which Employee at any time heretofore had, owned, or held, or claimed to have, own, or hold, or which Employee at any time hereinafter may have, own, or hold, or claim to have, own, or hold, against each or any of the Releasees.

     7.6  Civil Code Section 1542.  Employee expressly waives and relinquishes
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all rights and benefits afforded by Section 1542 of the Civil Code of the State of California and does so understand and acknowledge the significance and consequence of such specific waiver of Section 1542. Section 1542 of the Civil Code of the State of California states as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

          7.7       Payment of Severance.  The Bank shall pay the Executive six
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(6) months as stated in Sections 7.1, 7.2, 7.4 in a gross amount, not as wages and not subject to deduction of any state or federal taxes, but subject to issuance of IRS Form 1099. In the event that any state or federal taxing agency determines that said sum, or any part thereof, is taxable income, it shall be the Executive's sole responsibility to pay any and all assessed taxes.
Executive shall hold the Bank harmless to the fullest extent possible pursuant to law and indemnify the Bank concerning the tax consequences, if any, to the fullest extent possible.

          7.8       Indemnification.  The Bank agrees to indemnify Executive to
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pursuant to California law for any and all acts performed during the course and scope of Executive's employment. At all times during the employment, the Bank shall maintain directors and officers liability insurance coverage for Executive.
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          8.  ACKNOWLEDGEMENT.
              ---------------

          Executive hereby acknowledges that this Agreement may be subject to and contingent upon the prior approval of the Office of Comptroller of the Currency and only to the extent that any such prior approval is required. If such approval is not obtained, this contract is null and void and unenforceable.

          9.   MISCELLANEOUS.
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          9.1       Notice.  Any and all notices and other communications
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hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or forty-eight (48) hours after being mailed, certified or registered mail, return receipt requested, postage prepaid, to the addresses set forth above or to such addresses as may from time to time be designated in writing.

          9.2       Time.  Time is of the essence of this Agreement with respect
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to each  and every provision of this Agreement in which time is a factor.

          9.3       Entire Agreement.  This Agreement sets forth the entire
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agreement  between Executive and the Bank pertaining to the subject matter hereof, fully supersedes any and all prior agreements or understandings between Executive and any other persons on behalf of the Bank pertaining to the subject matter hereof and no change in modification of or addition, amendment or supplement to this Agreement shall be valid unless set forth is writing and signed and dated by Executive and the Bank.

          9.4       Further Assurances.  Executive and the Bank, without the
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necessity of any further consideration, agree to execute and deliver such other documents and take such other action as may be necessary to consummate more effectively the purposes and subject matter of this Agreement.

          9.5       Applicable Law.  The existence, validity, construction and
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operational effect of this Agreement, any and all of these covenants, agreements, representations, warranties, terms and conditions and the rights and obligations of Executive and the Bank hereunder shall be determined in accordance with the regulations of the Office of Comptroller of the Currency provided, however, that any provision of this Agreement which may be prohibited by law or otherwise held invalid shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective any or all of the remaining provisions of this Agreement.

          9.6       Controversy.  In the event of any controversy, claim, or
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dispute between Executive and the Bank arising out of or relating to this
Agreement, the prevailing party shall be entitled to recover as costs from the non-prevailing party reasonable
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expenses, including, but not by way of limitation, attorney's fees and accountant's fees.

          9.7       Arbitration.  Any dispute regarding any aspect of this
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Agreement, including but not limited to its formation, performance or breach
("arbitrable dispute"), shall be submitted to arbitration in Los Angeles County, California, before a single experienced employment arbitrator licensed to practice law in California and selected in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association, as the exclusive forum for resolving such claims or dispute. The arbitrator shall not have authority to modify or change the Agreement in any respect. The prevailing party in any such arbitration shall be awarded its costs, expenses, and actual attorneys' fees incurred in connection with the arbitration. Bank and Executive shall each be responsible for payment of one-half the amount of the arbitrator's feels) . The arbitrator's decision and/or award will be fully enforceable and subject to an entry of judgment by the Superior Court of the State of California for the County of Los Angeles. Should any part to this Agreement hereafter institute any legal action or administrative proceeding against the other with respect to any Claim waived by this Agreement or pursue any arbitrable dispute by any method other than arbitration, the responding party shall recover from the initiating party all damages, costs, expenses, and attorneys' fees incurred as a result of such action.

          9.8       Headings and Gender.  The section headings used in this
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Agreement are intended solely for the convenience of reference and shall not in any way or manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions of this Agreement and the masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the others whenever the context so indicates or requires.

          9.9       Successors.  The covenants, agreements, representations,
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warranties, terms and conditions contained in this Agreement shall be binding upon and insure to the benefit of the successors and assigns of Executive and the Bank; provided, however, that Executive may not assign any or all of his rights or duties hereunder except upon the prior written consent of the Board in its sole and absolute discretion.

DATED:    October ----, 1994

                              VENTURA COUNTY NATIONAL BANK



                              By: ------------------------------
                                  Richard S. Cupp
                                  President and Chief Executive
                                  Officer

- ---------------------------
Carl Raggio